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                                                                EXHIBIT 3.4

                                    BY-LAWS
                                       OF
                          HOME SHOPPING NETWORK, INC.
                                   ARTICLE I
                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other place, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. If no designation is made, the place of the meeting shall be the principal office of the corporation.

         SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held following the end of the corporation's fiscal year at a date and time determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the
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election of directors shall not be held on the day designated by the Board of
Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as is convenient.

         SECTION 3. SPECIAL MEETING. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the shares of either the Common Stock or Class B Common Stock as of the date of such request.

         SECTION 4. NOTICE. Written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail or telegraph, addressed to each stockholder at his address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered three (3) days after being deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

         SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not
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more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 6. QUORUM. The holders of a majority of the Voting Securities (as hereinafter defined) issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business provided, however, that in the event the holders of the Common Stock and Class B Common Stock are not then voting as a single class, the holders of a majority of each class of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute such a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of Voting Securities having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a
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different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 7. VOTING. Each holder of Common Stock shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of stock held by such stockholder, each holder of Class B Common Stock, when voting as a single class with the holders of Common Stock, shall be entitled to ten (10) votes in person or by proxy for each share of stock held by such stockholder and each holder of Class B Common Stock, when voting as a separate class of Class B Common Stock, shall be entitled to one (1) vote in person or by proxy for each share of stock held by such stockholder, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within ten (10) days next preceding such election of directors. When a quorum is present at any meeting, the affirmative vote of a majority of the total voting power represented by the outstanding Voting Securities entitled to vote, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the laws of the State of Delaware or the Restated Certificate of Incorporation require a different vote, in which case such provision shall govern and control the decision of such
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question.  Election of directors need not be by written ballot.  The term
"Voting Securities" shall include the Company's Common Stock and the Class B Common Stock.

         SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.

                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. NUMBER AND TENURE. The business and affairs of the corporation shall be managed by a board of seven (7) directors, unless a different number shall be established by amendment to these By-Laws, subject to the limitation established by the certificate of incorporation. Each director shall serve for a term of one year from the date of his election and until his successor is elected. Directors need not be stockholders.

         SECTION 2. RESIGNATION OR REMOVAL. Any director may at any time resign by delivering to the Board of Directors his resignation
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in writing, to take effect no later than ten days thereafter.  Any director may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the holders of the Voting Securities issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of the holders of a majority of the Voting Securities issued and outstanding provided, however, that any director elected by the holders of the Common Stock pursuant to Article Fourth of the Corporation's Restated Certificate of Incorporation may be removed only by the majority vote, either in person or represented by proxy, of the holders of the Common Stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of the holders of a majority of such class of Common Stock issued and outstanding.

         SECTION 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until the next annual election and until their respective successors are duly elected.

         SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held quarterly at a date, time and place set by the Board of Directors or the Chairman.

         SECTION 5.  SPECIAL MEETINGS.  Special meetings of the Board
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of Directors may be called by or at the request of the Chairman of the Board of
Directors or any three (3) directors. The Chairman of the Board of Directors may fix a place within or without the State of Florida for holding any special meeting of the Board of Directors.

         SECTION 6. NOTICE. Written notice of any regular meeting shall be given at least five (5) days prior thereto, either personally or by mail or telegraph, addressed to each director at his address as it appears on the records of the corporation; provided however, that written notice of any special meeting or any regular meeting or a special meeting to be conducted by conference telephone, shall be given at least two (2) days prior thereto, either personally or by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

         SECTION 7. QUORUM. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a
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contract or transaction between the corporation and such director or between the corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer, or has a financial interest, is authorized or considered at such meeting.

         SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 9. ACTION BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not
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disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; nor shall such committee have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 11. CHAIRMAN. The directors shall elect from among their number a Chairman of the Board following the stockholders' annual meeting to serve for a term of one (1) year and until a successor is elected by the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         SECTION 12. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at
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each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. NUMBER AND SALARIES. The officers of the corporation shall consist of a President, a Chief Executive Officer, a Chief Operating Officer, one (1) or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. Such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors may be elected or appointed by the Board. Any two (2) or more offices may be held by the same person. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         SECTION 2.  ELECTION AND TERM OF OFFICE.     The officers of the
corporation shall be appointed by the Board of Directors following the stockholders' annual meeting for a term of one (1) year and until a successor is appointed by the Board. Any officer appointed by the Board may be removed, with or without cause, at any time by the President. An officer may resign at any time upon written notice to the corporation. Each officer shall hold his office until his or her successor is appointed or until his or her
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earlier resignation or removal.

         SECTION 3. THE PRESIDENT. The President shall have general and active supervision of the business of the corporation subject to the direction of the Board of Directors and in the absence of a Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors; shall be empowered to sign or countersign all certificates, contracts or other instruments; and the President shall perform any and all duties assigned to him by the Board of Directors or as are incident to the office of the President of a corporation.

         SECTION 4. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Company and shall have general and active management of the business of the corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect; the Chief Executive Officer shall be empowered to sign or countersign all certificates, contracts or other instruments; and the Chief Executive Officer shall perform any and all duties assigned to him by the Board of Directors or as are incident to the Office of Chief Executive Officer of a corporation.

         SECTION 5. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall have general and active management and supervision of the business operations of the Company subject to the direction of the Board of Directors; the Chief Operating Officer shall be empowered to sign or countersign all certificates, contracts or
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other instruments; and the Chief Operating Officer shall perform any and all duties assigned to him by the Board of Directors or as are incident to the office of the Chief Operating Officer of a corporation.

         SECTION 6. THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 7. THE SECRETARY. The Secretary shall keep the minutes of the proceedings of the shareholders and the Board of Directors; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be custodian of the corporate records and of the seal of the corporation; the Secretary shall keep at the registered office or principal place of business of the corporation a record of the stockholders of the corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; the Secretary shall have general charge of the stock transfer books of the corporation;
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and in general the Secretary shall perform all duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. TREASURER. The Treasurer shall act as the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary, or by the Board of Directors, and shall in the absence of the Secretary perform his functions.

                                   ARTICLE V
                             CERTIFICATES OF STOCK

         SECTION 1. SIGNATURE BY OFFICERS. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the the President or a Vice President, and by the Secretary or an Assistant Secretary of the
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corporation, certifying the number of shares owned by the stockholder in the corporation.

         SECTION 2. FACSIMILE SIGNATURES. The signature of the President, Vice President, Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity
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against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may close the stock transfer books of the corporation for a period of no more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of no more than sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date of no more than sixty (60) nor less than ten (10) days preceding the date of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment
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thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE VI
                      CONTRACT, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the President, or any Vice President, Treasurer, and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the corporation and may affix the corporate seal thereto.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

         SECTION 3.  CHECKS.  All checks or demands for money and notes
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of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                  ARTICLE VII

                                   DIVIDENDS

         SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or contractual rights, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
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                                 ARTICLE VIII
                                 FISCAL YEAR
         The fiscal year of the corporation shall be determined by the Board of Directors.

                                  ARTICLE IX
                               WAIVER OF NOTICE

         Whenever any notice whatever is required to be given by law, the certificate of incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                  ARTICLE X
                                     SEAL

         The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

                                  ARTICLE XI

                                  AMENDMENTS

         These By-Laws may be altered, amended, or repealed and new By-
Laws adopted at any regular or special meeting of the Board of
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Directors by an affirmative vote of 60% of all directors; provided, however, that at least ten (10) days advance written notice of the meeting is given to the directors, describing the proposed amendment or alteration of these By-Laws.